Ironclad Performance Wear Reports Fourth Quarter and Fiscal Year Ended 2008 Results

Net Sales for 2008 Decreased 8.5% vs. the Previous Year; Anticipates Slower Growth But Continued Progress Towards Profitability in 2009

LOS ANGELES, CA – March 24, 2009 – Ironclad Performance Wear Corporation (ICPW:OB), a leader in high-performance gloves, announced today financial results for fourth quarter and fiscal year ended December 31, 2008.

Fourth Quarter Results
The Company reported net sales for the fourth quarter of 2008 of $4.1 million, a decrease of 22.9% percent from the fourth quarter 2007 of $5.3 million.

Gross profit decreased to $1.44 million, or 35.4% of sales, compared to $1.89 million, or 35.9% of sales in the fourth quarter of 2007.

Operating expenses declined to $1.61 million, or 39.7% of sales, compared to $2.33 million, or 44.4% of sales during the same period last year.

The loss from operations declined to $170,000 compared to a loss of $444,000 during the same period in 2007.

“Ironclad has not been immune to the general economic crisis, particularly in the construction and DIY markets, as witnessed by the decline in quarter-over-quarter and year-over-year sales,” said Ed Jaeger, President and CEO of Ironclad.  “However, as a result of our success in diversifying our sales channels to include a significant contribution from the industrial market, to the tune of approximately 25% of total sales – which is an increase of 45% over 2007 – we were able to minimize the overall impact of the economic crisis felt by the Company.  In addition, we were able to dramatically reduce our operating costs such that the business can now scale more effectively in reaction to changing sales levels.”

Fiscal 2008 Year-End Results
Full-year net sales for 2008 was approximately $11.9 million, representing a 8.5% decrease from the 2007 net sales of $13.0 million.  However, $300,000 of this decline came from product returns originally sold in 2007 to a customer that experienced financial trouble.  The Company was able to recover the products and restock them in inventory for future sales.

Gross profit decreased to $4.56 million, or 38.2% of sales, compared to $5.00 million, or 38.3% of sales for 2007.

Operating expenses declined to $6.77 million, or 56.7% of sales, compared to $8.83 million, or 67.7% of sales during the same period last year.

The loss from operations declined to $2.21 million compared to a loss of $3.83 million for fiscal year 2007.

Net loss for 2008 declined to $2.5 million, representing a 36.1% improvement when compared to a net loss of $3.9 million in the prior year.  In addition, $2.2 million of the 2008 net loss occurred in the first half of the year, showing a strong trend in the second half of the year towards profitability in the near future.

Mr. Jaeger concluded, “As evidenced by the financial improvements experienced in the third and fourth quarters of 2008, Ironclad has made significant progress towards profitability despite a material reduction in sales caused primarily by the current worldwide economic crisis.  We believe that the Company is now structured to weather the storm, and to take advantage of significant opportunities in 2009 and beyond”.

Conference Call
Ironclad Performance Wear will hold a conference call to discuss 2008 financial results on Tuesday, March 24th, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time).  To participate in the conference call, interested parties should dial (800) 762-8908 ten minutes prior to the call.  International callers should dial 1+ (480) 248-5085. If you are unable to participate in the live call, a replay will be available through April 7, 2009.  To access the replay, dial (800) 406-7325 (passcode: 4039670). International callers should dial 1+ (303) 590-3030 and use the same passcode.

In addition, the conference call will also be broadcast live over the Internet and can be accessed at www.ironclad.com. For those unable to participate during the live broadcast, the Webcast will be archived on this site through April 7, 2009.

The Company's financial results will be posted online at www.ironclad.com once they are publicly released.

About Ironclad Performance Wear Corporation
Ironclad, which created the performance work glove category in 1998, continues to leverage its leadership position in the construction and industrial markets through the development and introduction of specialized task-specific gloves for industries such as oil & gas exploration and automotive. With its focus on innovation, design, advanced material science and durability, Ironclad engineers, manufactures, and sells a comprehensive line of task-specific gloves and performance-fabric apparel. Ironclad's products are available at hardware stores, home centers, industrial suppliers, lumberyards, and sporting goods retailers nationwide; and through authorized distributors worldwide.

For more information on Ironclad, please visit the Company's Website at www.ironclad.com.

Information about Forward-Looking Statements
This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance.  Examples of forward looking statements include statements related to the Company’s ability to scale more effectively in reaction to changing sales levels, the Company’s ability to achieve profits in the near term and the Company’s ability to endure the current economic crisis.  Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved.  Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.  Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in Ironclad's filings with the United States Securities and Exchange Commission.  For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the Company’s recent Securities and Exchange filings, which are available at www.sec.gov.  Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts
Ed Jaeger	Chris Miller
(310) 643-7800 X106	(310) 643-7800 X127

IRONCLAD PERFORMANCE WEAR CORPORATION
CONSOLIDATED BALANCE SHEET
AT DECEMBER 31, 2008 AND 2007

ASSETS
	December 31,	December 31,
	2008	2007
CURRENT ASSETS
Cash and equivalents	$215,203	$585,826
Accounts receivable net of allowance for doubtful accounts of $60,000 and $33,000	1,705,435	4,327,616
Inventory, net of reserve for obsolete inventory of $112,000 and $84,000	3,132,842	3,129,339
Deposits on inventory	271,725	10,068
Prepaid and other	115,400	184,456

Total Current Assets	5,440,605	8,237,305

PROPERTY AND EQUIPMENT
Computer equipment and software	200,932	253,657
Vehicle	43,680	43,680
Furniture and equipment	143,478	128,465
Leasehold improvements	36,934	34,110
Less: accumulated depreciation	(252,650)	(219,517)

Total Property and equipment, net	172,374	240,395

OTHER ASSETS
Trademarks, net of accumulated amortization of $14,073 and $9,306	94,312	82,748
Deposits and other	11,354	12,366

Total Other Assets	105,666	95,114

TOTAL ASSETS	$5,718,645	$8,572,814

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,799,020	$3,438,054
Bank lines of credit	1,599,300	2,309,321
Current portion of capital lease	-	1,642

Total current liabilities	3,398,320	5,749,017

Fair value of warrant liability	2,097	-

Total Liabilities	3,400,417	5,749,017

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value per share,172,744,750 shares authorized, 42,803,487 and 35,389,504 shares issued and outstanding	42,804	35,390
Capital in Excess of Par Value	15,922,832	13,934,051
Accumulated deficit	(13,647,408)	(11,145,644)

Total Stockholders’ Equity	2,318,228	2,823,797

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,718,645	$8,572,814

IRONCLAD PERFORMANCE WEAR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2008 and 2007

	2008	2007

REVENUES
Net sales	$11,943,127	$13,049,197

COST OF SALES
Cost of sales	7,383,508	8,047,454

GROSS PROFIT	4,559,619	5,001,743

EXPENSES
General and administrative	2,473,263	3,459,952
Sales and marketing	3,045,615	4,005,866
Research and development	390,947	502,729
Purchasing, warehousing and distribution	758,970	788,997
Depreciation and amortization	98,442	74,739

Total operating expenses	6,767,237	8,832,283

LOSS FROM OPERATIONS	(2,207,618)	(3,830,540)

OTHER INCOME/(EXPENSE)
Interest expense	(181,689)	(148,381)
Interest income	6,113	42,235
Unrealized gain (loss) on financing activities	(3,612)	18,230
Loss on disposition of equipment	-	(974)
Other income (expense), net	(116,424)	2,500

Total other income (expense)	(295,612)	(86,390)

NET LOSS BEFORE BENEFIT FROM (PROVISION FOR) INCOME TAXES	(2,503,230)	(3,916,930)
Benefit from (provision for) income taxes	1,466	(847)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,501,764)	$(3,917,777)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.06)	$(0.12)

WEIGHTED AVERAGE COMMON SHARE	40,392,214	31,615,394